                                   EXHIBIT 11

                                  (Unaudited)
                       COMPUTATION OF EARNINGS PER SHARE
                    TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
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
                                              August 31,
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In thousands except per share                1997     1996
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

AVERAGE SHARES OUTSTANDING
 Primary
  Average shares outstanding                20,911   22,258
  Stock options and other equivalents -
   treasury stock method using
   average market prices                       518      708
                                           -------  -------
     TOTAL                                  21,429   22,966
                                           =======  =======

 Fully diluted
  Average common shares outstanding         20,911   22,258
  Stock options and other equivalents -
    treasury stock method using end of
    quarter market price if higher than
    average                                    716      708
                                           -------  -------
     TOTAL                                  21,627   22,966
                                           =======  =======

NET INCOME APPLICABLE TO COMMON STOCK
 Primary
  Net income                               $24,710  $19,884
  Adjustments
    Contingent price amortization               58       58
                                           -------  -------
     TOTAL                                 $24,768  $19,942
                                           =======  =======

 Fully diluted
  Net income                               $24,710  $19,884
  Adjustments
    Contingent price amortization               58       58
                                           -------  -------
     TOTAL                                 $24,768  $19,942
                                           =======  =======

PER SHARE
 Primary
  Net income per common share
    and common equivalent share              $1.16     $.87
                                           =======  =======

 Fully diluted
  Net income per common share and
    dilutive common equivalent share         $1.15     $.87
                                           =======  =======

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